FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

between

EL PASO NATURAL GAS COMPANY, L.L.C.
(EPNG)

and

CADIZ, INC.
(Cadiz)

DATED: December 31, 2018

AMENDED: February 3, 2020

Retained Pipeline

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

            THIS FIRST AMENDMENT (this “Amendment”) TO THE PURCHASE AND SALE AGREEMENT, dated as of December 31, 2018, is made effective this 3rd day of February, 2020 by and between EL PASO NATURAL GAS COMPANY, L.L.C. a Delaware limited liability company ("EPNG"), whose address is 2 North Nevada, Colorado Springs, CO 80903 and CADIZ, INC., a Delaware corporation (“Cadiz”), whose address is 550 South Hope Street, Suite 2850, Los Angeles, CA 90017. EPNG and Cadiz may hereinafter be referred to individually as a “Party” or collectively as the “Parties.” Capitalized terms used herein but not defined in this Amendment shall have the meanings ascribed to such terms in the Purchase and Sale Agreement.

W I T N E S S E T H:

WHEREAS, EPNG and Cadiz have previously executed the Purchase and Sale Agreement with a provision for a Closing Date linked to the date on which the Bureau of Land Management (“BLM”) issues a renewed right-of-way for the Retained Pipeline (and other portions of the former oil transmission pipeline that are not included in the sale of facilities to Cadiz); and
WHEREAS, the Parties anticipate the BLM shall issue the renewed right-of-way sometime in the first half of 2020; and
WHEREAS, Cadiz desires some certainty on the earliest date it shall be required to make the final payment of the remaining portion of the Purchase Price; and
WHEREAS, EPNG is willing to revise the timing of the Closing to provide that certainty to Cadiz in exchange for an adjustment of the Purchase Price and certain other modifications to the terms of the Purchase and Sale Agreement:
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Purchase and Sale Agreement is hereby amended as follows:

SECTION 1.

1.1   Amendments to Section 3.1 “Purchase Price.” Section 3.1 of the Purchase and Sale Agreement is hereby amended and restated in its entirety to read as follows:

Purchase Price. The Purchase Price of the Retained Pipeline shall be Twenty-One Million Dollars ($21,000,000.00), which shall be paid to EPNG in the form of an initial payment of Two Million Dollars ($2,000,000) on the date of the execution of this Purchase and Sale Agreement, and a further payment of Nineteen Million Dollars ($19,000,000) at Closing.

    1.2  Amendments to Sections 7.1 “Closing Date” and 7.2. “Deliveries by Cadiz”  Sections 7.1 “Closing Date” and 7.2 “Deliveries by Cadiz“ of the Purchase and Sale Agreement ed and restated in their entirety to read as follows:

Closing Date. The Closing of the transaction contemplated by this Agreement shall occur in the manner described in the Third Amendment to the Option Agreement which is attached hereto as an Addendum to this Purchase and Sale Agreement, and the terms of which are incorporated herein by this reference. Closing shall take place on or before 180 days following the date that EPNG provides written notice to Cadiz that the BLM has issued a renewed right-of-way for the Retained Pipeline (and other portions of the former oil transmission pipeline that includes the Retained Pipeline, the 1904 Pipeline and other portions that have been converted to natural gas transmission purposes as part of the EPNG natural gas pipeline system), PROVIDED HOWEVER, that if the BLM issuance of the renewed right-of-way occurs on a date that is after June 30, 2020, but before December 1, 2020, Closing will occur on a mutually acceptable date in December of 2020. If the BLM issuance of the renewed right-of-way occurs later than December 1, 2020, Closing will occur on a mutually acceptable date within 30 days of the issuance of the BLM renewal of the right-of-way. Closing shall occur at the offices of EPNG in Colorado Springs, Colorado.

Deliveries by Cadiz. At the Closing, Cadiz shall deliver the Nineteen Million Dollar ($19,000,000) final portion of the Purchase Price to EPNG, all other amounts due having previously been paid to EPNG.

1.3  Deletion of Section 7.4. Section 7.4 of the Purchase and Sale Agreement shall be deleted in its entirety.

1.4  Amendment to Section 10.2 “Ad Valorem Taxes.” Section 10.2 of the Purchase and Sale Agreement is hereby amended and restated in its entirety to read as follows:

Ad Valorem Taxes. Cadiz shall be responsible for the payment of all ad valorem and property taxes with respect to the Retained Pipeline for the Closing Year; provided, however, that EPNG shall reimburse Cadiz for its pro rata share of such taxes by applying a fraction based on the number of days in the calendar year prior to the date that is 30 days after the date that EPNG provides written notice to Cadiz that the BLM has issued a renewed right-of-way for the Retained Pipeline to the total amount of such taxes for the Closing Year. Upon payment of such taxes by Cadiz (after Closing), Cadiz shall invoice EPNG for such share.

SECTION 2. RATIFICATION OF THE PURCHASE AND SALE AGREEMENT

Except as provided in this Amendment, all of the terms, agreements and provisions of the Purchase and Sale Agreement are hereby ratified and confirmed and shall continue in existence and in full force and effect. Upon the execution and delivery of this Amendment all references to the Purchase and Sale Agreement (whether in the Purchase and Sale Agreement or in this Amendment or in any other agreement between the Parties) shall refer to the Purchase and Sale Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first set forth above.

EL PASO NATURAL GAS COMPANY, LLC

By:	/s/ Chris M. Meyer
Chris M. Meyer
President

CADIZ INC.

By:	/s/ Scott S. Slater
Scott S. Slater
President

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